UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2009

____________________

FIRSTFED FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-9566	95-4087449
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12555 W. Jefferson Boulevard Los Angeles, California		90066
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (310) 302-5600

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01  Other Events.

On November 6, 2009, the Company issued a press release announcing that it has further extended the expiration date and consent payment deadline for its cash tender offers and consent solicitations for any and all of its outstanding senior debt securities.  The press release announcing this extension of the expiration date and consent payment deadline is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTFED FINANCIAL CORP.
(Registrant)

November 6, 2009	By:	/s/ Babette E. Heimbuch
Babette E. Heimbuch
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated November 6, 2009.

Exhibit 99.1

FirstFed Financial Corp. Announces Extension of Expiration Date and
Consent Payment Deadline for Tender Offers and Consent Solicitations

Los Angeles, California – November 6, 2009 – FirstFed Financial Corp. (OTC-FFED.PK; the “Company”) announced today that it is extending the Expiration Date and Consent Payment Deadline with respect to its previously announced cash tender offers and consent solicitations for its outstanding senior debt securities (the “Securities”).

The Expiration Date will now be 5:00 p.m., New York City time, on November 25, 2009, unless extended or earlier terminated by the Company, and the Consent Payment Deadline will now be 5:00 p.m., New York City time, on November 25, 2009, unless extended or earlier terminated by the Company. In order to be eligible to receive the purchase price of $200.00 per $1,000 in principal amount of Securities, which includes the consent payment of $20.00 per $1,000 in principal amount of Securities, holders must validly tender, and not validly withdraw, their Securities prior to the Consent Payment Deadline.  Securities purchased in the tender offers will be paid for on the applicable settlement date for each tender offer, which, assuming the tender offers are not extended, will be promptly after the applicable Expiration Date.

The terms and conditions of the tender offers and consent solicitations are described in the Offer to Purchase and Consent Solicitation Statement, dated June 19, 2009 (as amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal and Consent.  Except for the extension of the Expiration Date and Consent Payment Deadline as described in this press release, all other terms and conditions of the tender offers and consent solicitations remain unchanged.

As of 5:00 p.m., New York City time, on November 6, 2009, the Company had received tenders and consents from holders of $50,000,000 in aggregate amount of the Fixed/Floating Rate Senior Debt Debentures due March 15, 2016, representing 100% of such securities, $50,000,000 in aggregate amount of the Fixed/Floating Rate Senior Debt Debentures due June 15, 2015, representing 100% of such securities, and $43,000,000 in aggregate amount of the Fixed/Floating Rate Senior Debt Debentures due June 15, 2017, representing 86% of such securities.

For additional information regarding the terms of the tender offers and consent solicitations, please contact James P. Giraldin, President and Chief Operating Officer of the Company, at (310) 302-1713.  Requests for documents may be directed to the Corporate Secretary of the Company at (310) 302-5600.

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any Securities. The tender offers and consent solicitations are being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and Consent, which set forth the complete terms of the tender offers and consent solicitations.

About FirstFed Financial Corp.

FirstFed Financial Corp. is a savings and loan holding company.  The Company owns and operates First Federal Bank of California, a federally chartered savings association.  The Company’s principal executive offices are located at 12555 W. Jefferson Boulevard, Los Angeles, California 90066, and its telephone number is (310) 302-5600.  Information about the Company, including corporate background and press releases, is available through the Company’s website at www.firstfedca.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. Such risks and uncertainties include, but are not limited to, the ability and willingness of borrowers to pay their mortgage loans, which is affected by external factors such as interest rates, the California real estate market and the strength of the California market, in particular employment levels; fluctuations between consumer interest rates and the cost of funds; federal and state regulation of lending, deposit and other operations, including the regulatory enforcement actions to which the Company and the Bank are currently, and may in the future be, subject; competition for financial products and services within the Bank’s market areas; operational and infrastructural risks; capital market activities; critical accounting estimates; and such other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, Item 1A. Risk Factors of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.  Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT INFORMATION:

James P. Giraldin
President and Chief Operating Officer
FirstFed Financial Corp.
(310) 302-1713